UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2010.

Conforce International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34203	68-6077093
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51A Caldari Road, 2nd Floor, Concord, Ontario L4K 4G3 Canada
(Address of principal executive offices)(Zip Code)

(416) 234-0266
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On October 1, 2010 the management of Conforce International, Inc. (“Conforce or the “Company”) was pleased to announce that Conforce International, Inc. executed a Subscription Agreement pursuant to which the Company issued a total of 13,333,334 shares, with restrictive legend, of the Company’s Common Stock to three (3) Canadian Accredited Investors, for an aggregate price of 2,000,000 USD.  The Company relied on the Private Offering Exemption – Section 4(2) of the Securities Act because the investors are “sophisticated” (have enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment), had access to the type of information normally provided in a prospectus, and acquired the shares for investment purposes only.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conforce International, Inc.
Dated: October 12, 2010	By:	/s/ Marino Kulas
Marino Kulas
Title: Chairman & CEO